EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of M101 CORP. (the “Company”) on Form 10-K for the period ended March 31, 2019 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 9, 2019

By:	/s/ Ousman Haji Aliyas
Name:	Ousman Haji Aliyas
Title:	Chief Executive Officer (Principal Executive Officer)

By:	/s/ Lee Hui Chin
Name:	Lee Hui Chin
Title:	Treasurer (Principal Financial Officer)